SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
January 27, 2008
Date of Report (Date of earliest event report)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)
PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

0-26366	23-2812193

(Commission File Number)	(IRS Employer Identification Number)

732 Montgomery Avenue, Narberth, Pennsylvania	19072

(Address of Principal Executive Office)	(Zip Code)
610-668-4700
(Issuer’s telephone number, including area code)
N/A
(Former Name or Former Address, if Change Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On January 29, 2008, Royal Bancshares of Pennsylvania, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2007 and the filing on January 29, 2008 of its Form 10-Q for the quarter ended September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
(a) As reported in Item 2.02 above, on January 29, 2008, the Company issued a press release announcing its financial results for the quarter ended September 30, 2007 and the filing on January 29, 2008 of its Form 10-Q for the quarter ended September 30, 2007 (the “Third Quarter 2007 Form 10-Q”).
As reported in the press release and the Third Quarter 2007 Form 10-Q, included in the operating results for the nine months ended September 30, 2007 is a $1.6 million reduction to net income related to the following accounting errors: $1.1 million reduction in net income resulting from an accounting error related to investments in real estate joint ventures (see footnote 12 of the notes to consolidated financial statements included in the Third Quarter 2007 Form 10-Q for a discussion of the investments in real estate joint ventures), a $900,000 reduction in net income associated with an accounting error related to the consolidation of an investment in real estate owned via an equity investment, and an increase in net income of $400,000 related to an error in the accounting for deferred loan costs per Statement of Financial Accounting Standards (“SFAS”) No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.”
As a result of such errors, on January 27, 2008, the Audit Committee of the Company’s board of directors concluded that the Company’s previously issued financial statements as of and for the periods ended March 31, 2007 and June 30, 2007 and included in the Company’s Forms 10-Q for the quarters ended March 31, 2007 and June 30, 2007, respectively, should no longer be relied upon and that the Company’s financial statements as of and for such periods included in such Forms 10-Q will be restated.
Accordingly, the Company intends to file as soon as practicable amendments to its Forms 10-Q for the quarters ended March 31, 2007 and June 30, 2007. Of the $1.6 million total adjustment to net income relating to the accounting errors described above, approximately $1.0 million relates to 2006 and prior periods. In the opinion of the Company, adjustments to 2006 and prior years operating results are immaterial, and no restatements for 2006 or prior years are required. In the opinion of the Company, however, the $600,000 of adjustments relating to 2007 net income are material for the first and second quarters of 2007. Previously reported net income of $3.6 million for the first quarter of 2007 has been reduced by $1.3 million for a restated net income for the first quarter of 2007 of $2.3 million. The adjustment for the first quarter of 2007 includes the $1.0 million relating to 2006 and prior years. Previously reported net income of $4.3 million for the quarter ended June 30, 2007 has been reduced by $300,000 for a restated net income for the second quarter of 2007 of $4.0 million. The cumulative effects of such adjustments, which will be included in the amended Forms 10-Q for the quarters ended March 31, 2007 and June 30, 2007 when filed, are reflected in the Third Quarter 2007 Form 10-Q filed on January 29, 2008.
The Audit Committee of the Company’s board of directors discussed these matters with Beard Miller Company LLP, the Company’s independent auditors at a meeting held on January 27, 2008.
Item 9.01 — Financial Statements and Exhibits
(d.) Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated January 29, 2008.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Bancshares of Pennsylvania, Inc.
Dated: January 29, 2008	/s/ Gregg J. Wagner
Gregg J. Wagner
Chief Financial Officer